Exhibit 10.4
IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

STATEMENT REGARDING CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

Attached to this statement is your Confidentiality, Non-Competition and Confirmatory Assignment Agreement (the “Agreement”) with IPG Photonics Corporation, including its subsidiaries (the “Company”).

Please take the time to review the Agreement carefully.  It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you during your employment, as well as limits on your post-employment activities.  The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney.  Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.

Reviewed and Understood:

Date: _________________                                                                                              __________________________
                                                                            Employee Name

                                                                 __________________________
                      Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

WHEREAS, IPG Photonics Corporation, including its subsidiaries (the “Company”) is a developer and manufacturer of photonics-based components, equipment and systems; and

WHEREAS, the Company's business is conducted throughout the world and the reputation and goodwill of the Company are an integral part of its business success.

NOW, THEREFORE, in consideration and as a condition of any employment (or continued employment) by the Company, Employee intending to be legally bound agrees as follows:

Section 1.                      Confidentiality.  Employee represents, warrants and covenants that he or she has not revealed and will not at any time, whether during or after the termination of my employment, reveal to anyone outside the Company any of the trade secrets or confidential information of the Company, its customers or suppliers, or any information received in confidence from third parties by the Company.  Confidential information of the Company is any information or material (a) generated or collected by or used in the operation of the Company that relates to the actual or anticipated business, marketing and sales, strategic planning, products, services, research and development, or production and/or manufacturing processes, of the Company or its customers or suppliers, including its and their organization, personnel, customers and finances;  or (b) suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company.  Employee will deliver to the Company copies of all confidential information upon the earlier of (a) a request by the Company, or (b) termination of Employee's employment. Upon termination of Employee's employment, Employee will not retain any such materials or copies.

Confidential Information shall not include (i) any information that is in the public domain at time of disclosure or thereafter comes into the public domain (other than by breach of this Agreement by Employee); or (ii) any information which is disclosed to Employee in good faith by a third party unaffiliated with the Company with the legal right to make such disclosure; or (iii) any information which an Officer of the Company authorizes its unrestricted use in writing.

Further, Employee represents, warrants and covenants that during my employment he or she did not and will not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company.  Employee further agrees that he or she has not used or permitted to be used and shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of Employee’s employment he or she shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

Employee understands that the Company has received and will receive from third parties information that is confidential or proprietary (“Third-Party Information”) and that is subject to restrictions on the Company regarding its use and disclosure.  Employee, both during and after termination of my employment will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and the relevant third party, unless expressly authorized to act otherwise by the Company.

Employee agrees to report known or suspected unauthorized disclosures of confidential or proprietary information of the Company by any other person immediately to an Officer of the Company.

Employee hereby represents and warrants that from the time of my first contact or communication with the Company, Employee has held in strict confidence and in trust for the sole benefit of the Company all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent permitted by this Section 1.  Except as disclosed on Schedule A to this Agreement, I do not know anything about the Company’s business or Confidential Information, other than information I have learned from the Company in the course of being hired or during my employment by the Company.

Section 2.               Non-Competition; Non-Solicitation.  In view of the fact that any activity of the Employee in violation of the terms hereof would adversely affect the Company and its subsidiaries (as defined below), and to preserve the goodwill associated with the Company's business, the Employee hereby agrees to the following restrictions on my activities:

(a)           Non-Competition. The Employee hereby agrees that for one (1) year after the date on which the Employee's employment with the Company and its subsidiaries terminates for any reason (the "Non-Competition Period"), Employee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, Europe or Asia, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business, organization or person other than the Company (or any subsidiary of the Company), whose business, activities, products or services are competitive with the products/technologies/services of the Company.  The Employee hereby acknowledges that, because of the global-based nature of the Company's business, the geographic scope as set forth above is reasonable and fair. Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than three percent of the equity of such enterprise.

(b)           Non-Solicitation.  The Employee hereby agrees that during the period commencing on the date hereof and ending on the date which is eighteen months after the date on which the Employee's employment with the Company and its subsidiaries terminates for any reason, he will not, without the express written consent of an Officer of the Company, (i) hire or engage or attempt to hire or engage for or on behalf of himself or herself or any such competitor any officer or employee of the Company or any of its subsidiaries, or any former employee of the Company and any of its subsidiaries who was employed during the one year period immediately preceding the date on which the Employee's employment or service relationship with the Company or any of its subsidiaries was terminated for any reason, (ii) encourage for or on behalf of himself or any such competitor any such officer or employee to terminate my relationship or employment with the Company or any of its subsidiaries, (iii) solicit for or on behalf of himself or any such competitor any current or prospective client or supplier of the Company or any of its subsidiaries with whom Employee had contact during employment by the Company or (iv) divert to any person (as hereinafter defined) any current or prospective client with whom Employee had contact during employment by the Company or business opportunity of the Company or any of any of its subsidiaries.

Neither the Employee nor any business entity controlled by the Employee is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary of the Company from carrying on its business or restrain or restrict the Employee from performing my employment obligations, and as of the date of this Agreement the Employee has no business interests whatsoever in or relating to the industries in which the Company and its subsidiaries currently engage other than Employee's interest in the Company and other than interests in public companies of less than three percent.

For purposes of this Agreement, (x) any reference to the "subsidiaries" of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, (y) the term "person" shall mean an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization and (z) the term “Officer” shall only include individuals with the following job titles: a Vice President or Chief Executive Officer of IPG Photonics Corporation, and shall exclude the Employee if Employee is or becomes an Officer.

Section 3.                      Scope of Agreement.  The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated parties and agree that (a) all such provisions are reasonable and fair to the parties hereto under the circumstances of the transactions contemplated hereby, and (b) are given as an integral and essential part of the transactions contemplated hereby.  The Employee has had the opportunity to independently consult with legal counsel of Employee’s choice concerning the reasonableness and fairness of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries, and Employee agrees that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

Section 4.                      Assignment of Inventions; Work for Hire.  Employee hereby confirms, acknowledges and agrees that all inventions, modifications, discoveries, designs, formulas, developments, improvements, processes, know-how, technology, ideas or intellectual property rights whatsoever (collectively, "Developments") that Employee (either alone or with others) has conceived, made or reduced to practice at any time or times while employed by the Company or any of its subsidiaries, are the sole and absolute property of the Company, its successors and assigns.  Employee acknowledges that all Developments were made as a "work for hire" and all proprietary rights which the Employee may have acquired in such Developments were assigned to the Company.  Employee hereby confirms, acknowledges and agrees that Employee has received mutually-agreed upon compensation from the Company in consideration for the Company’s ownership rights to the Developments set forth in this Section 4 and that such consideration is fair and reasonable and that no further consideration shall be owed to Employee.

Employee will make and maintain adequate and current records of and communicate to the Company (or any persons designated by it) promptly and fully each Development without publishing the same.  Further, Employee will, both during and after the period of my employment by the Company, execute all appropriate documents and give the Company all assistance it reasonably requires to perfect, protect and use its rights to the Developments.  In the event the Company is unable, after reasonable effort, to secure Employee’s signature on any letter patent, copyright or other analogous protection relating to a Development, Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution, issuance, sale, transfer, license and assignment of letters patent, copyright or other protection with the same legal force and effect as if signed by Employee.

Employee has attached hereto, as Schedule A, a list describing all Inventions which were made by Employee prior to my employment by the Company (“Prior Inventions”), which belong to Employee and which relate in any way to the Company’s business, products, services, research or development, and which are not assigned to the Company.  If no such list is attached or if the list is not completed, Employee represents that there are no such Prior Inventions.  If in the course of employment by the Company, Employee incorporates into a Company product or process a Prior Invention, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product or process.

Section 5.                      Use of Voice, Image and Likeness; Publication of Statements.  Employee gives the Company permission to use Employee's voice, image or likeness, with or without using Employee's name, for the purposes of advertising and promoting the Company, except to the extent expressly prohibited by law. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, Employee agrees that any statement about the Company which he or she creates, publishes or posts during Employee's period of employment and for months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Web-based chat rooms, shall first be reviewed and approved by an officer of the Company before it is released in the public domain.

Section 6.                      Termination; At-Will Employment.  Employee hereby acknowledges and agrees that all personal property, including, without limitation, all source code listings, notebooks, books, manuals, records, models, drawings, reports, notes, contracts, lists blueprints, and other documents or materials or copies thereof, all equipment furnished to or prepared by Employee in the course of or incident to my employment, and all Confidential Information belong to the Company and will be promptly returned to the Company upon termination of my employment with the Company.  Following any termination of employment, Employee will not retain any written or tangible material containing any Confidential Information or information pertaining to any Development.  Employee understands that Employee’s obligations contained herein will survive the termination of Employee’s employment and that Employee will continue to make all disclosures required of Employee under Section 4.  In the event of the termination of employment, Employee agrees, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.  Employee further agrees that after the termination of Employee’s employment with the Company, Employee will not enter into any agreement that conflicts with Employee’s obligations under this Agreement and Employee will inform any subsequent employers of my obligations under this Agreement.  EMPLOYEE RECOGNIZES THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO IMPLY THAT THE TERM OF MY EMPLOYMENT IS OF ANY DEFINITE DURATION. This Agreement should not be construed as a contract for continued employment.   Unless otherwise agreed to in a writing signed by an Officer of the Company, Employee’s employment with the Company is at-will, and Employee or the Company can terminate Employee’s employment at any time, with or without cause or notice.

Section 7.                      No Conflicting Agreements.  Employee agrees not to disclose to the Company or its subsidiaries, or use in Employee’s work for the Company, any confidential information and/or trade secrets belonging to others, including without limitation, Employee’s prior employers, or any prior inventions made by Employee and which the Company or its subsidiaries is not otherwise legally entitled to learn of or use.  Employee represents and warrants that (a) Employee returned all properly and confidential information belonging to all prior employers, if any and (b) performance of the terms of this Agreement will not breach any of Employee’s agreements to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by the Company. Employee certifies that Employee is not subject to any oral or written covenants and/or obligations that would prevent Employee from fully performing Employee’s duties for the Company or conflict with this Agreement.  Employee also agrees that the Company may contact any employer or prospective employer of Employee to inform them of my obligations under this Agreement and that, for a period of five years after termination of employment with the Company for any reason, Employee shall affirmatively provide this Agreement to all subsequent employers.

Section 8.                      Certain Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this agreement by the Employee will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company its subsidiaries shall be entitled to enforce the specific performance of this agreement by the Employee through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.  The existence of any claim or cause of action which the Employee may have against the Company or any of its subsidiaries shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.  Employee agrees that Employee will not assert, and it should not be considered, that any provision contained in this Agreement prevents him or her from earning a living or is otherwise void, voidable, or unenforceable or should be voided or held to be unenforceable.

Section 9.                      Jurisdiction.  The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts.  Accordingly, with respect to any such court action, Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement or objection (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process or venue.  In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

Section 10.                      Notices.  Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:  if to the Company, 50 Old Webster Road, Oxford, MA 01540, Facsimile:  508-373-1134, Attn: General Counsel, or at any other address designated by the Company to the Employee in writing; and if to the Employee, to the home address of Employee as designated in the current personnel files maintained by the Company, or at any other address designated by the Employee to the Company in writing.

Section 11.                      Miscellaneous.  This Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts (without regard to its conflict of laws principles) and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and the Employee.  The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder.  Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives.  The Company shall have the right to assign this Agreement without the Employee’s prior notice or approval to its affiliates, successors and assigns but this Agreement may not be assigned by the Employee.  This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.  I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY CONFIDENTIAL INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

Date: __________ _______                                                                                               __________________________
                                                                            Employee Name

                                                                 __________________________
                      Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

SCHEDULE A

EMPLOYEE’S DISCLOSURE

CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

1.
Confidential Information.  Except as set forth below, I acknowledge that at this time I know nothing about the business or Confidential Information of the Company, other than information I have learned from the Company in the course of being hired:

2.
Prior Inventions.  Except as set forth below, there are no ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims, rights, or improvements to the foregoing, that I wish to exclude from the operation of this Agreement:

Date:    _____________________                                                                       __________________________
                                                                            Employee Name

                                                                 __________________________
                      Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING
IPG PHOTONICS CORPORATION
CONFIDENTIAL INFORMATION AND DEVELOPMENTS

This is to certify that I have returned all personal property of IPG Photonics Corporation, including its subsidiaries (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Confidential Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did  not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Confidentiality, Non-Competition and Confirmatory Assignment Agreement signed by me (the “Agreement”) and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Confidential Information pertaining to the Company.  This certificate in no way limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by _______________________ in the ___________________________division and I will be working in connection with the following projects:

Generally Describe the Projects:

__________________________________________________________________________________________________________________________________________

Date: __________ _______                                      __________________________
                                                                            Employee Name

                                                                 __________________________
                      Employee Signature